                                    CONSENT



        We hereby consent to the use of the opinion of Hunton & Williams, dated November 16, 1999, we have provided to Triarc Consumer Products
Group, LLC, Triarc Beverage Holdings Corp. and Retailer Concentrate Products, Inc., as an exhibit to the Triarc Consumer Products Group LLC and Triarc Beverage Holdings Corp. Registration Statement on Form S-4 (Registration
Nos. 333-78625; 333-78625-01 through 333-78625-28).

                              Very truly yours,

                              /s/ HUNTON & WILLIAMS

                              HUNTON & WILLIAMS

Dated: December 10, 1999